Exhibit 99.1

Board News – Kevin Roche - President

We finally have our first year (8 months) of production under our belts. Looking at the big picture, we (employees, management, investors and board members) have accomplished a great deal to end the year well into the black. Most start-up businesses end their first year in the red. Our/your employees and management are doing an excellent job of finding ways to increase production and efficiency of the plant and to improve the business. Thank you to all the member/investors for your continued confidence in our/your business. Your confidence is reflected in bids and asking prices of membership units. The matching price of the units has about doubled in price from the initial offering.

The ethanol industry in the state and country continues to gain momentum. Equity raising drives for bigger plants are occurring in record time. Wall Street investors have totally financed a couple of new plants.

On the consumer front: The highlight and buzz of the Chicago Auto show this month was the introduction of new E85 vehicles by Ford and GM. Both automakers have collaborated up with different companies to promote E85 and to expand the number of gas stations that sell E85. GM’s “Live Green Go Yellow” T-shirts are the hottest selling shirts in America right now. www.livegreengoyellow.com.

Lastly on the Wisconsin political front: The support for the SB15 Bill continues to grow. The Ethanol Coalition has over 100 groups and businesses publicly supporting the Bill, including all of the Wisconsin environmental groups and Wisconsin Lung Association. Thank you to everyone who wrote or called his or her state representative. The grassroots support is making a difference in the outcome of this Bill.

Our annual meeting will be April 22, 2006 at the Cambria High School. An official notice will be mailed out.

Jeff Robertson - CEO

I’m very pleased to report that United Wisconsin Grain Producers (UWGP) had a good fourth quarter to end it’s first fiscal year, (December 31, 2005). In spite of falling ethanol values during the last quarter we still enjoyed higher than average and higher than budgeted prices for our product. Average prices in the $1.60’s during the period were a pleasant surprise, given that when we started production, back in April, it was hard to sell ethanol for more than $1.20 on a fixed price forward sale.

On the production side, we have continued to run the plant effectively, and even though we had production issues related to our boiler, we still produced and shipped 12.8 million gallons of ethanol, equivalent to an annual production rate of 51.2 million gallons. The plant consumed 49,000 bushels of corn daily and shipped approximately 36,800 tons of DDGS and 4,600 tons of modified WDGS during this time.

Our shipping and receiving staff unloaded 4,152 corn trucks, shipped 2,421 trucks of distillers, and 183 railcars of ethanol during the quarter. We loaded 2,387 trucks of ethanol. The vast majority of this ethanol was blended and consumed in Wisconsin.

In the fourth quarter the Board approved our operating budget, as presented by management, and reviewed a tentative capital spending program of about ten million dollars. Most of this amount would be used for projects to improve efficiency and/or increase production capacity. The amount will be financed with a combination of debt and equity from earnings.

The outlook for ethanol values in 2006 is very bright, and I am feeling confident that our annual production in 2006 will outperform our annual production rate of the last quarter of 2005.

Dan Wegner - Commodities Manager

Hello everyone, I thought I would spotlight our distiller’s grain products this issue, for it has seen the most significant changes recently. As you may or may not know, our plant makes two different products, dry distiller’s grains with solubles, also known as DDGS, and a wet version of this same product, with moisture contents between 50-55%. Both products are valuable additives in animal feed rations, with the wet distillers working into cattle, swine and poultry rations worldwide. In the past few weeks, each product has had some interesting developments.

As mentioned, DDGS a dry product, has good shelf life, and can be shipped long distances. Since plant startup, we have shipped DDGS to many part of the United States, places such as Texas, Idaho, the Carolina’s, California, and Florida. We have also had product destined for overseas via barge through the gulf of Mexico. Another market, one I find most interesting, is South Asia and Japan, in which this product leaves our country in containers. Typically, we had been shipping out of the facility via hopper bottom tucks, and then the product was trans-loaded into containers inNorthern, IL and railed to the West Coast, where the containers are loaded onto a vessel. Recently, we began a program in which we will have some containers loading directly on our site. The demand for export DDGS appears to be growing yearly and we are excited to be involved in this marketplace.

John Haas – Safety/Environmental Manager

UWGP has enrolled in the ICM Safety Program. Approximately 22 ethanol plants participate in this centrally managed program. As you might recall, ICM is the engineering firm which designed this facility. The program consists of all required OSHA programs related to ethanol, quarterly safety audits, semi-annual meetings of all the plants involved and numerous other safety procedures. An additional benefit of the program is the valuable networking amongst the 22 plants.

As of this writing I am proud to say we have not incurred a lost time accident in 327 days of operations. I attribute our satisfactory safety record to the overall company attitude of “safety first” whether it be UWGP customers, employees or outside contractors.

We are continually trying to improve our safety and security systems at the plant. A case in point is our board’s recent approval for a fall protection system for truck operators who need to get on top of their vehicles after loading. As a condition of UWGP’s Homeland Security Plan, site security cameras have been installed to monitor the plant 24 hours/day, monitoring will done from the grains area and plant control room.

DNR emissions testing was conducted on several of our permitted emissions points in November and all passed by a large margin. The thermal oxidizer is scheduled for emissions testing this spring and we have been tuning and adjusting the equipment under a wide variety of operational conditions. In preparation for higher production rates, UWGP has been workingwith a company specializing in combustion design to prepare our thermal oxidizer for higher operating parameters. In order to increase plant capacity we will need to increase emissions destruction capacity. UWGP is proud of its proactive approach to safety and to environmental stewardship.

Jennifer Ebert – Quality Assurance

Hello, my name is Jenni Ebert and I was hired on as the Quality Assurance Manager in November. I worked for Covance in Madison for several years. I held a quality assurance position there as well. I’m new to the ethanol industry so I’m still on a learning curve, but have managed to sift through some of the data we have collected since start-up looking for trends. As a result, we are now looking at some new technology to reduce the variability seen in the data. Some of our important laboratory data is performed by our staff and is quite subjective. The new equipment will eliminate this aspect of our testing as a first step to improving our production process. Also the devices we are contemplating will produce test results much more quickly, allowing us to track fermentation much more closely. We are also upgrading our laboratory so that we have the capability to run bench-top fermentations to see how we can optimize our fermentation process. I have to say, the crew here is great! It’s refreshing to be working in a hometown business and working with such great people!

Dan Wegner – Commodities Manager (continued)

Demand for our wet product has increased significantly, due to Utica Energy starting up their drying system. We have seen our business in this product line grow nearly three fold in the recent weeks. Until recently, our orders for this feed have been very inconsistent, varying from a few hundred tons one day to nothing the next. These fluctuations at times have made operating the plant more difficult, but we have put special emphasis on developing this marketing due to the success of this product in numerous feed trials.

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “should,” “anticipate,” “believe,” “expect,” “will,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including changes in the supply and demand for ethanol, changes in the availability and price of corn, changes in our plant production capacity, changes in economic conditions impacting the agriculture, oil or automobile industries and other important factors identified in our periodic reports filed with the SEC under the Exchange Act and available through the SEC’s website at www.sec.gov. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this newsletter. We qualify all of our forward-looking statements by these cautionary statements.

Ethanol News

During the fourth quarter of 2005, ethanol prices fell steadily from very high values at the beginning of September. By the end of December, the values were down to $1.80 from $2.70 on the Chicago spot market. At the same time, the traditional premium of ethanol over unleaded gasoline of $0.40 to $0.50, which had been eroded to values as low as -$0.30 in the second quarter of 2005, had to a large extent been regained. Over the recent weeks, ethanol has continued to show increases in values, even as unleaded gasoline values have begun to decline. Current ethanol prices for ethanol of $0.70 and $0.80 over unleaded. These high values are due to the phase out of MTBE as an emissions reducing agent in unleaded gasoline, and its replacement with ethanol. Refiners are purchasing much larger volumes of ethanol for large volume markets in the northeast, Virginia, and Texas. For the time being, there is more demand for ethanol than there is supply. This condition is expected to persist for the next two to three quarters. Major retail fuel suppliers are competing for ethanol and securing the needs for the second and the thirdquarter of 2006. If a refiner has not got supply of ethanol lined up they could find themselves unable to supply RFG – Ethanol and consequently lose market share.

Looking ahead, a weakening of unleaded gasoline prices are apparent and it may continue if refiners do not slow production. Ethanol values are not as tightly tied to unleaded values now that MTBE is being phased out. It has for the time being become a sought after ingredient, as opposed to an alternative oxygenate, which is used when it is economically advantageous. The long term relationship between ethanol and gasoline values is far from clear. As our industry brings on new production at record rates, as the refiner adopt ethanol into new markets, and the transportation system continues to develop to handle additional ethanol storage and blending at terminals across the country, significant price swings for ethanol are an inescapable reality for the foreseeable future.

In the short term, it is a good bet that ethanol producers are going to be enjoying very good margins for the first two or three quarters of 2006.

Barb Bontrager – CFO

It’s a busy time of year here in the financial department of United Wisconsin Grain Producers (UWGP). The K-1 forms were mailed February 21st. Unfortunately, we are limited as to how quickly we can process them. The K-1 forms are a result of the UWGP tax return which, of course, reflects our financial activity for the year.Securities Exchange Commission (SEC), which is the regulatory agency we must comply with, requires that an external accounting firm “audit” our financial statements each year in connection with the filing of our annual report. It is important that this audit is nearly complete prior to them preparing the tax return. Therefore, we cannot expect to mail the K-1 forms before February, but I also know that many of you are “qualified farmers” and take advantage of the opportunity to file your tax return by March 1 with full payment to avoid having to make the quarterly estimate filing throughout the year. After talking with our accountants that do the audit and prepare the tax return, I am optimistic that we’ll be able to improve on the timing next year. THANKS FOR YOUR PATIENCE!

A side note in connection with your K-1 forms: Please note there are some tax credits available to you with the most significant being the Small Ethanol Producer Tax Credit (Box 15 on your K-1 form). UWGP was not eligible for this credit when the project was initially conceived; however, in 2005, the American Jobs Creation Act expanded the credit to make it available to ethanol plants producing 60 million gallons instead of 30 million gallons or less. It is a 10 cent per gallon income tax credit on the ethanol companies first 15 million of production – a $1.5 million benefit that flows through to you as members of the LLC.

We are in the process of compiling our Annual (10KSB) SEC report at this time and it will be available from our website after the March 31st filing date. This report will cover the calendar year (which is also our fiscal year) of 2005. It reflects 12 months offinancial activity; however, since we began operations on May 1 of last year, it only includes 8 months of operations. I am more than pleased to say that even with only 8 months of production in 2005 our results exceed those projected for our first year of operations. As I have stated before, our SEC reports are available from our website www.uwgp.com  Click on Financial Information  Click on large green button “click here”  on the next page click on the [html] link in red to the left of the report you want to view. The most recent filing is on top with the “10KSB” being our annual reports and the “10QSB” our quarterly reports. Once again, these reports are a great way to learn more about UWGP and the ethanol industry.

At the February 8, 2006 Board of Directors meeting of UWGP, the board approved a $200 per unit distribution to all members of record as of February 10, 2006 (date of record) and further that the distribution be paid on or about March 15, 2006. For tax purposes, this distribution differs from a “dividend” that you receive from a corporation. Since UWGP is taxed as a partnership, the taxable income flows through to each of you as partners and is taxed in the year it is earned (reported on your K-1 forms) and these distributions are non-taxable.

We look forward to seeing you all at the upcoming annual meeting on April 22nd.

Ethanol Legislation in Wisconsin

The Renewable Energy Policy has been working it’s way towards passage in Madison. In December, AB15 was passed in the legislature. Bill SB15 is still awaiting introduction to the Senate. We have worked hard to support the new Renewable Energy Policy because we believe that renewable and clean fuel sources are an essential part of a strong and sustainable economy. Many of our investors supported the Renewable Energy Policy by contacting their Senators. This has helped temper the significant opposition of several big business interests, who resist positive change for our environment, opting instead to persue short-term profit strategies.

Where possible, UWGP is finding new vendors to replace those who have vocally opposed the Renewable Energy Policy. Apparently, at least one of those firms is having difficulty understanding why we would consider switching our business to another supplier. For them, opposition to a cleaner environment is an economic consideration or in other words “just business”. Clearly for us at UWGP, it is much more than that. If you would like to see a list of businesses supporting Bill SB15, you can view them at

www.WisconsinEthanol.com.

“Where Farmers are Fueling America”

For Corn Bids or Information Regarding UWGP Distiller’s Feed 1-800-509-7089 www.uwgp.com
UWGP SUPPORTS YOUNG FARMERS Purchaser of Grand Champion Beef raised by Sam Arndt and Grand Choice Hog raised by Jerianne Blau

United Wisconsin Grain Producers LLC Post Office Box 247 Friesland, Wisconsin 53935
Phone: 920-348-5016 Fax: 920-348-5009 Web: www.uwgp.com